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                                                                   EXHIBIT 10.3








                                      1997
                              EMPLOYEE PERFORMANCE
                                 INCENTIVE PLAN










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                                TABLE OF CONTENTS


                                                          PAGE


Purpose of Plan ............................................4

Eligibility ................................................4

Term of Plan ...............................................4

Determination of Award .....................................4

Payout of Award ............................................5

Eligibility for Payout .....................................5

Promotion, Transfer, Termination,
Retirement, Death & Disability .............................5

New Employees ..............................................6

Limitations ................................................6

Disclosure, Compensation Committee
Decisions Final ............................................7

Taxable Status .............................................7

Review/Approval ............................................7

Amendment & Termination of Plan ............................7


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                                TABLE OF CONTENTS


                                                          PAGE


Not a Contract of Employment ...............................8

Definitions ................................................8

Important Information ......................................9


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                               GENERAL INFORMATION


PURPOSE OF THE PLAN

    The purpose of the Zilog Employee Performance Incentive Plan (EPIP) is to provide eligible employees with an increased incentive to meet and exceed the Company Business Plan as measured by the Pretax Profit line.

WHO IS ELIGIBLE FOR EPIP?

    You are eligible if you are a full-time regular domestic exempt employee of Zilog, Inc. and are not included in any other regular incentive program of the Company. Awardees under the General Manager's Award program are still eligible to participate in EPIP. Certain international employees are also eligible, as noted in the Administrative Guide.

WHAT IS THE TERM OF EPIP?

    The base period and term of this plan is January 1 through December 31, 1997.


                               GENERAL PROVISIONS


HOW IS THE AWARD DETERMINED?

    The EPIP awards up to 7.5% of Pretax Profit to the participants when the Business Plan Profit and Revenue are achieved or exceeded. If the Business Plan Profit and Revenue are not achieved, incentive Awards are still possible, but the Awards decline with Company performance and there is no Award at 20% or less of the Business Plan Profit.


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    The individual Award is dependent upon your base salary and classification level as of January 1, 1997, company performance (profit and revenue) to the 1997 Business Plan, and your individual performance in 1997.

WHEN IS THE AWARD PAID?

    The Award is payable during the first quarter of 1998.


                              TERMS AND CONDITIONS


ELIGIBILITY FOR PAYOUT

    To be eligible for the Payout of an Award, you must be on the active payroll at the time the Payouts are made by the Company, with the exception of retirement or certain conditions of death or disability as defined in the EPIP Administrative Guide. If you resign or are terminated for any reason, you will not be eligible for any subsequent Payouts under EPIP.

PROMOTION, TRANSFER, TERMINATION, RETIREMENT, DEATH & DISABILITY

    If you, as an eligible employee, are promoted or transferred during 1997 into a non-eligible position, or retire (pursuant to the company's then-current retirement policy) you will be eligible to receive a prorata Award up to the date of promotion, transfer, or retirement. You will receive the amount awarded, provided you are on the active payroll of Zilog or on retiree status at the time the Payouts are made.

    If you, as a non-eligible employee, are promoted or transferred during 1997 into an eligible position, you will be eligible to receive a prorata Award from the date of transfer or promotion.


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    If an eligible employee dies during 1997 while an active employee of the
Company, such employee's estate shall be eligible to receive a prorata Award to the date of the employee's death.

    If an eligible employee is disabled during 1997, such employee shall be eligible to receive a prorata Award for the period of time actively employed and not absent due to disability.

    Prorata Awards shall be based on total length of active eligible service during the term of EPIP expressed as a percentage of the 1997 fiscal year.

    An employee who terminates or is terminated during 1997 will not be eligible for an Award.

    Awards prior to becoming Payouts under the provisions of EPIP remain in the general obligation account of the Company.

NEW EMPLOYEES

    Employees hired after January 1, 1997 who otherwise meet all eligibility requirements will be considered for Awards on the same prorata basis as for employees who transfer or are promoted into assignments considered eligible for EPIP.

Limitations

    No Award will be made for any year in which:

        *   the Profit does not exceed 20% of the Plan Profit.

        *   the Business Plan Pretax Return on Capital Employed is less than 2%.

    The Total Award for 1997 may not be more than 7.5% of 1997 Pretax Profit. If the sum of the Awards exceeds the Total Award, the Compensation Committee will factor all Awards by an equal multiplier such that the total of all Awards does not exceed 7.5% of Pretax Profit.


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DISCLOSURE, COMPENSATION COMMITTEE DECISIONS FINAL

    The Compensation Committee will periodically advise employees eligible under EPIP of the Company's progress toward achievement of Plan Profit. Employees are encouraged to discuss the factors which influence their MBO and individual performance ratings with their supervision.

    The decision of the Compensation Committee as to an Award is final and is not subject to adjustment.

TAXABLE STATUS

    All Payouts will have appropriate deductions for any taxes required by law and the net amount shall be paid to the employee. Awards under EPIP shall remain a general obligation of the Company.

REVIEW/APPROVAL

    The general provisions and the estimated costs of implementation of EPIP are prepared by the Compensation Committee and approved by the Board of Directors of the company prior to the 1997 fiscal year. The recommendations of the Compensation Committee as to the amount of the Award to each eligible employee and the total costs of EPIP are reviewed and approved by the Board of Directors in the first quarter following the end of the fiscal year.

AMENDMENT AND TERMINATION OF EPIP

    EPIP applies to January 1 through December 31, 1997 only (with Payouts in
1998). EPIP may be continued, discontinued or amended by the Board of Directors of the Company at any time.


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NOT A CONTRACT OF EMPLOYMENT

    Participation in EPIP will not constitute a contract of employment. Inclusion in EPIP will not convey to any employee a right to continue in the employment of the Company or to continue to be involved in any business in which the Company may engage.


                        DEFINITIONS FOR PURPOSES OF EPIP


ANNUALIZED BASE SALARY - the employee's regular base salary as of January 1, 1997 (or such later date in 1997 when the employee becomes eligible to participate in EPIP) , annualized (excluding any one time bonus or incentive payments under this or any other plan or any Performance Unit Plan payouts).

AVERAGE CAPITAL EMPLOYED - will be calculated in the same manner as defined in the annual Step II Business Plan approved by the Board of Directors of the Company.

AWARD - the incentive amount credited to the employee subject to and in consequence of the provisions of EPIP.

COMPENSATION COMMITTEE - The Compensation Committee of Zilog shall consist of the CEO, the Vice President of Human Resources and Administration, and the Vice President and CFO.

DOMESTIC EXEMPT EMPLOYEE - a full-time regular employee on the U.S. payroll of Zilog in position Classification Level 21 and above.

PAYOUT - the payment of the Award to the eligible employee subject to and in consequence of the provisions of EPIP.


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PLAN PROFIT - the profit before interest and taxes and before any provision for
Payout under EPIP as stated in the 1997 Step II Business Plan approved by the Board of Directors of the Company.

PRETAX RETURN ON CAPITAL EMPLOYED - Plan Profit divided by Average Capital Employed.

PROFIT - book profit after provision for all other costs including the Company 401(k) matching funds and discretionary Company contribution, but excluding interest, taxes and any provision for Awards under EPIP.

RETIREMENT - as defined in PM 60-05.

REVENUE - net revenue as stated in the 1997 Step II Business Plan as approved by the Board of Directors of the Company.

TOTAL AWARD - the sum of all Awards credited to all eligible employees under the provisions of EPIP for 1997.


                              IMPORTANT INFORMATION


    This summary of the Zilog Employee Performance Incentive Plan includes references to most of the important conditions of the Plan. The 1997 Zilog Employee Performance Incentive Plan Administrative Guide contains the exact terms and conditions which govern operation of the Plan. If a conflict occurs between the abstract and the actual Plan, the Plan applies.


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